SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) December 9, 1997


                             Base Ten Systems, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


New Jersey                      0-7100                            22-1804206
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(State or Other               (Commission                   (I.R.S. Employer
Jurisdiction of              File Number)                     Identification
incorporation)                                                          No.)





                One Electronics Drive, Trenton, New Jersey 08619
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               (Address of Principal Executive Offices)   (Zip Code)


                                 (609) 586-7010
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              (Registrant's Telephone Number, Including Area Code)



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         (Former Name or Former Address, If Changed Since Last Report.)



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ITEM 5    Other Events.

     In order to assure that what the Company believes will be adequate financial resources are available for continued marketing and development efforts by the MTD, the Board of Directors authorized, and the Company consummated on December 9, 1997, the first installment of the sale of up to $19 million of convertible preferred stock ("Preferred Stock") and Class A Stock purchase warrants (the "Warrants"). A total of $9.375 million of Preferred Stock and Warrants were sold and issued as of December 5, 1997, to several institutional investors. The Company is obligated to sell and issue, and the existing holders of the Preferred Stock are required to purchase, an additional $9.675 million of Preferred Stock and Warrants, following shareholder approval, which is required by NASDAQ rules. The $9.675 million of Preferred Stock and Warrants not yet sold are expected to close by early January 1998.

Terms of the Financing

     Holders of Preferred Stock have the following rights, privileges and preferences:

     Term; Dividends and Illiquidity Payments. The Preferred Stock has a term of three years and pays a cumulative dividend of 8.0% per annum during any quarter in which the closing bid price for the Class A Stock is less than $8.00 for any 10 consecutive trading days. An equivalent payment is payable to any holder of Preferred Stock which is subject during any quarter to a standstill period (as described below) following a Base Ten underwritten public offering or which is non-convertible because of the limitations described below. Such dividends and payments are payable only prior to conversion, and payable in cash or additional Preferred Stock at Base Ten's option; however, if Base Ten elects to pay the dividend in Preferred Stock, the amount of such payment will be 125% of the cash amount due.

     Liquidation Preference. The Preferred Stock has a liquidation preference as to its principal amount and any accrued and unpaid dividends.

     Conversion Rights. The Preferred Stock is convertible at any time or from time to time into Class A Stock, at a conversion price equal to the lesser of
(i) $16.25 per share or (ii) the Weighted Average Price of the Class A Stock prior to the conversion date. Weighted Average Price is defined as the volume weighted average price of Class A Stock on Nasdaq (as reported at the close of trading by Bloomberg Financial Markets) over any two trading days in the 20 trading day period ending on the day prior to the date the holder gives notice of conversion (excluding the lowest closing bid price in that period). The holder has the right to select such two days. In any event, no more than 3,040,000 shares of Class A Stock shall be issued upon conversion of all of the Preferred Stock. Any Preferred Stock remaining outstanding because of this limitation may be redeemed at the holder's option for a subordinated 8% promissory note maturing when the Preferred would have matured.

     Company Redemption Right. Base Ten has the right, at any time, to redeem all or any part of the outstanding Preferred Stock or subordinated notes at 130% of their original purchase price.



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     Mandatory Redemption on Maturity. Any shares of Preferred Stock or subordinated notes still outstanding three years after issuance must be redeemed in either cash or at Base Ten's option, in Class A Stock. If Base Ten elects to make the redemption in Class A Stock, the amount of such payment will be 125% of the original purchase price.

     Voting Rights. The holders of the Preferred Stock have the same voting rights as the holders of Class A Stock, calculated as if all outstanding shares of Preferred Stock had been converted into shares of Class A Stock on the record date for determination of shareholders entitled to vote on the matter presented.

         Warrants. For each $1 million of Preferred Stock purchased, purchasers received five-year warrants to purchase 40,000 shares of Class A Stock exercisable at $16.25 per share.

     Right of First Refusal. So long as shares of the Preferred Stock remain outstanding, each holder has the right (with certain exceptions) to purchase, on five days notice, up to that portion of any future equity financing by Base Ten which would be sufficient to enable the holder to maintain its percentage interest in Base Ten equity on a fully diluted basis.

     Registration. Base Ten is required to file a registration statement ("Registration Statement") with the Securities and Exchange Commission ("SEC") registering for resale the Class A Stock underlying the Preferred Stock, including any Preferred Stock which may be issued as a dividend, and the Warrants, which must be effective no later than March 2, 1998. In the event the Registration Statement is not declared effective by the SEC by such date, Base Ten will be required to pay the holders of the Preferred an amount equal to 11/2% of the original purchase price for each month until the Registration Statement has been declared effective. The holders have agreed, if requested by a managing underwriter, to a maximum 90-day standstill period following any underwritten Base Ten public offering, but not in excess of two such standstills (or more than 90 days)in any 18-month period. In the event a standstill period is effective, the maturity date of the Preferred Stock would be extended by the duration of the standstill period.

Use of Proceeds

     The proceeds of the sale of the Preferred are expected to be used for continued development of the Company's PHARMASYST(R) family of products, increased marketing activities, working capital, and acquisition financing.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)  Exhibits

               99.1  Securities Purchase Agreement
               99.2  Registration Rights Agreement
               99.3 Certificate of Amendment of Restated Certificate of Incorporation Providing for Designation, Preferences and Rights of the Convertible Preferred Shares, Series A


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               99.4  Common Stock Purchase Warrant Certificate
               99.5  Press Release, dated as of December 9, 1997






















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             BASE TEN SYSTEMS, INC.


Date:  December 18, 1997                By:/s/ Thomas E. Gardner
                                           ------------------------------------
                                           Name:  Thomas E. Gardner
                                           Title: President and Chief
                                                    Executive Officer



































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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BASE TEN SYSTEMS, INC.


Date:  December 18, 1997               By:  ___________________________________
                                            Name:  Thomas E. Gardner
                                            Title: President and Chief
                                                     Executive Officer


































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